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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Schedule 14-C/A of our report dated March 29, 2001 appearing in the Annual Report on Form 10-KSB of AMERICAN ORIENTAL BIOENGINEERING, INC. for the year ended December 31, 2001.


Thomas Leger & Co., L.L.P.
Houston, Texas
April 12, 2001